Exhibit 4.10



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                        FIRST AMENDMENT TO LOAN AGREEMENT



                          Dated as of February 1, 2004

                                     Between

         STATE ENVIRONMENTAL IMPROVEMENT AND ENERGY RESOURCES AUTHORITY



                                       and



                      UNION ELECTRIC COMPANY, DBA AMERENUE
                  ---------------------------------------------
                     Supplementing and amending that certain
                                 Loan Agreement
                          dated as of December 1, 1992


                                   $47,500,000
         State Environmental Improvement and Energy Resources Authority
                Environmental Improvement Revenue Refunding Bonds
                        (Union Electric Company Project)
                                   Series 1992
                  ---------------------------------------------






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



                        FIRST AMENDMENT TO LOAN AGREEMENT
                            ------------------------


                                TABLE OF CONTENTS

  (This Table of Contents is not a part of the First Amendment to Loan Agreement and is only for convenience of reference.)


SECTION                                                HEADING                                                 PAGE
ARTICLE I                  DEFINITIONS............................................................................1

       Section 1.01.       Definitions of Terms...................................................................1

ARTICLE II                 AMENDMENTS TO ORIGINAL AGREEMENT.......................................................2

       Section 2.01.       Amendment to Article III of the Original Agreement.....................................2
       Section 2.02.       Amendments to Article V of the Original Agreement......................................2
       Section 2.03.       Amendments to Article VI of the Original Agreement.....................................5
       Section 2.04.       Amendment to Section 8.1 of the Original Agreement.....................................7
       Section 2.05.       Amendments to Article IX of the Original Agreement.....................................7
       Section 2.06.       Amendments to Article X of the Original Agreement......................................7

ARTICLE III                MISCELLANEOUS..........................................................................8

       Section 3.01.       Agreement Confirmed....................................................................8
       Section 3.02.       Severability...........................................................................8
       Section 3.03.       Counterparts...........................................................................8
       Section 3.04.       Applicable Provisions of Law...........................................................8
       Section 3.05.       Effective Date.........................................................................8


                        FIRST AMENDMENT TO LOAN AGREEMENT

     THIS FIRST AMENDMENT TO LOAN AGREEMENT (this "First Amendment") is made and entered into as of February 1, 2004 between the STATE ENVIRONMENTAL IMPROVEMENT AND ENERGY RESOURCES AUTHORITY of the State of Missouri, a body corporate and politic and a governmental instrumentality of the State of Missouri (the "Issuer"), and UNION ELECTRIC COMPANY, a Missouri corporation doing business as AMERENUE (the "Company"):


                                   WITNESSETH:

     WHEREAS, on December 3, 1992 the Issuer issued its Environmental Improvement Revenue Refunding Bonds (Union Electric Company Project) Series 1992 (the "Bonds") in the original aggregate principal amount of $47,500,000 pursuant to an Indenture of Trust dated as of December 1, 1992 (the "Original Indenture") by and between the Issuer and UMB Bank & Trust, N.A., successor to Mercantile Bank of St. Louis National Association (the "Trustee"); and

     WHEREAS, in connection with the issuance of the Bonds, the Issuer and the Company executed and delivered the Loan Agreement dated as of December 1, 1992 by and between the Issuer and the Company (the "Original Agreement"); and

     WHEREAS, the Original Indenture is being amended and restated by the Amended and Restated Indenture of Trust of even date herewith in order to secure the Bonds with additional collateral, i.e., the Bond Insurance Policy and the Company's Mortgage Bonds; and

     WHEREAS, Section 11.02 of the Original Indenture provides that the Issuer and the Company may, with the consent of the Bondholders, enter into an agreement supplemental to the Original Agreement and Section 10.4 of the Original Agreement provides that such supplemental agreement is subject to the written consent of the Trustee; and

     WHEREAS, the Issuer and the Company desire to enter into this First Amendment, as permitted by Section 11.02 of the Original Indenture and Section
10.4 of the Original Agreement, in order to amend the Original Agreement to make certain changes relating to the amendments being made to the Indenture concurrently herewith;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein set forth, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

        Section 1.01. Definitions of Terms. For all purposes of this First Amendment, in addition to the terms defined above in the WHEREAS clauses, unless the context clearly requires otherwise, all terms defined in Article I of the Indenture have the same meanings in this First Amendment.

                                   ARTICLE II

                        AMENDMENTS TO ORIGINAL AGREEMENT

     Section 2.01. Amendment to Article III of the Original Agreement. The last clause of Section 3.5 of the Original Agreement is hereby amended to read as follows:

               ", provided that the Trustee and the Bond Insurer receive a Favorable Opinion of Tax Counsel prior to such abandonment."

     Section 2.02. Amendments to Article V of the Original Agreement. (a) Subsection 5.1(a) of the Original Agreement is hereby amended to read as follows:

                    "(a)  The  Company  will  repay  the  loan  made to it under
               Section 4.1 as follows: Before the close of business (local time at the principal corporate office of the Registrar) on the day before each day on which any payment of either principal of or interest on the Bonds, or both, shall become due (whether at maturity, or upon redemption or acceleration or otherwise), the Company will pay, in immediately available funds, an amount which, together with other moneys held by the Tender Agent or by the Trustee under the Indenture and available therefor, will enable the Registrar to make such payment in full in a timely manner. If such day on which any payment shall become due is not a Business Day, then the payment required by this Section shall be made on or before the preceding Business Day. If the Company defaults in any payment required by this Section, the Company will pay interest (to the extent allowed by law) on such amount until paid at the rate provided for in the Bonds."

               (b) The last paragraph of Section 5.1 of the Original Agreement is hereby amended to read as follows:

                    "All amounts  payable  under this Section by the Company are assigned by the Issuer to the Trustee pursuant to the Indenture for the benefit of the Bondholders and the Bond Insurer. The Company consents to such assignment. Accordingly, the Company will pay directly to the Registrar at its principal corporate trust office all payments payable by the Company pursuant to this Section."

               (c)  There is hereby added a new  paragraph to the end of Section
          5.1 of the Original Agreement to read as follows:

                    "The  Company  agrees to make all  payments  when due on the
               First  Mortgage  Bonds.  If for any  reason  amounts  paid to the

               Trustee on the First Mortgage Bonds, together with other moneys held by the Trustee and available for that purpose, would not be sufficient to make the corresponding payments of principal of, premium, if any, and interest on the Bonds corresponding to such First Mortgage Bonds when such payments become due, the Company will pay the amounts required from time to time to make up any such deficiency."

               (d)  A new  Subsection  5.2(d)  is  hereby  added  to the  end of
          Section 5.2 of the Original Agreement to read as follows:

                         "(d)   Notwithstanding  any  provision  herein  to  the
                    contrary, payment to the Bond Insurer of all amounts due under the Insurance Agreement pursuant to the terms of the Insurance Agreement."

               (e) Section 5.3 of the Original Agreement is hereby amended to read as follows:

                         "Section 5.3. Prepayments.  The Company may at any time
                    prepay to the Registrar all or any part of the amounts payable under Section 5.1. A prepayment will not relieve the Company of its obligations under this Loan Agreement until all the Bonds have been paid or provision for the payment of all the Bonds has been made in accordance with the Indenture and all amounts due the Bond Insurer have been paid. In the event of a mandatory redemption of the Bonds, the Company will prepay all amounts necessary for such redemption."

               (f) Section 5.4 of the Original Agreement is hereby amended to read as follows:

                         "Section 5.4. Obligations of Company Unconditional. The
                    Company agrees that the obligations of the Company to make the payments required by Sections 5.1 and 5.3 and to perform its other agreements contained in this Loan Agreement shall be absolute and unconditional. Until the principal of and interest on the Bonds shall have been fully paid, or provision for the payment of the Bonds made in accordance with the Indenture, and the Bond Insurer is paid in full, the Company (a) will not suspend or discontinue any payments provided for in Section 5.1, (b) will perform all its other agreements in this Loan Agreement and (c) will not terminate this Loan Agreement for any cause including any acts or circumstances that may constitute failure of consideration, destruction of or damage to the Project, commercial frustration of purpose, any change in the laws of the United States or of the State or any political subdivision of either or any failure of the Issuer to perform any of its
                    agreements,   whether  express  or  implied,  or  any
                    duty, liability or obligation arising from or connected with this Loan Agreement."

               (g) Section 5.5, Section 5.6 and Section 5.7 are hereby added to the end of Article V of the Original Agreement to read as follows:

                         "Section 5.5. First Mortgage  Bonds.  The Company shall
                    execute and deliver to the Trustee, as assignee of the Issuer, its First Mortgage Bonds. The form of the First Mortgage Bonds will be substantially as set forth in the Company's Supplemental Indenture to its Mortgage executed and delivered to the Trustee on the effective date of this First Amendment."

                         "Section 5.6. Payment of the Bonds from Payments of the
                    First Mortgage Bonds and Other Amounts. Payments of principal of, and premium, if any, and interest on, the First Mortgage Bonds by the Company to the Trustee, as assignee of the Issuer, shall constitute payments of such amounts on the loan under Section 5.1(a). The Bonds shall be payable from payments made by the Company to the Trustee of principal and interest on the First Mortgage Bonds delivered hereunder. Payments of principal of or premium, if any, or interest on, the Bonds with moneys held under the Indenture for such payment shall be deemed to be like payments with respect to the First Mortgage Bonds. The obligations of the Company to make payments under the First Mortgage Bonds shall be absolute and unconditional. Whenever the Bonds are redeemable in whole or in part, the Issuer will redeem the same  upon  the  request  of the  Company,  and the  Company covenants and agrees to pay an amount equal to the applicable redemption price of the Bonds as a prepayment of principal of and interest due on the First Mortgage Bonds. If the Company prepays the First Mortgage Bonds, the Company's obligations under Section 5.1 will be satisfied and there will be a corresponding redemption of the Bonds. Whenever payment or provision therefor has been made in respect of the principal of or interest on all or any portion of the Bonds in accordance with the Indenture (whether at maturity or upon redemption or acceleration), the First Mortgage Bonds shall be deemed paid to the extent such payment or provision therefor has been made and is considered to be a payment of principal or interest on the Bonds. If the Bonds or any portion thereof are thereby deemed paid in full, First Mortgage Bonds in a principal amount equal to the principal amount of the Bonds so deemed to be paid shall be cancelled and returned to the Company. Subject to the foregoing or unless the Company is entitled to a credit under this Loan Agreement or the

                    Indenture, all payments shall be in the full amount required under the First Mortgage Bonds.

                         The  Issuer,  by  the  terms  of the  Indenture,  shall
                    require the Trustee to notify in writing the Mortgage Trustee of all payments or credits with respect to the First Mortgage Bonds.

                         All First  Mortgage  Bonds  shall  equally  and ratably
                    secure all outstanding Bonds."

                         "Section 5.7.  Assignment  of Issuer's  Rights to First
                    Mortgage Bonds. As security for the payment of its Bonds, the Issuer hereby pledges and assigns to the Trustee the First Mortgage Bonds and the right to receive payments thereunder. The Issuer directs the Company, and the Company agrees, to pay to the Trustee at its principal corporate trust office all payments on the First Mortgage Bonds, and other payments due and payable to the Trustee hereunder. The Company will make payments directly to the Trustee without defense or set-off by reason of any dispute between the Company and the Trustee or the Issuer. The Issuer hereby agrees that the Trustee as assignee may enforce any and all rights and remedies hereunder, but retains the right to also proceed in its own name against the Company for the enforcement of the specific performance of any obligation of the Company under Sections 5.2, 7.2 and 9.3; provided, that in any such action seeking specific performance, the Issuer shall have no rights with respect to the First Mortgage Bonds and in such event the obligation of the Company to make the payments required to repay the loan hereunder and the purchase price for the Bonds and payments required under the First Mortgage Bonds shall remain unconditional as provided in Section 5.4.

                         The Issuer and the Company  covenant and agree that the
                    First Mortgage Bonds will at all times be (i) in fully registered (both principal and interest) form; (ii)
                    registered in the name of the Trustee; (iii) non-transferable except as provided in the Mortgage; and
                    (iv) appropriately marked to indicate clearly the restrictions on the transfer thereof imposed by this Loan Agreement."

     Section  2.03.  Amendments  to Article VI of the  Original  Agreement.  (a)
Section 6.1 of the Original Agreement is hereby amended to read as follows:

                         "Section 6.1.  Maintenance  of  Existence.  The Company
                    agrees that during the term of this Loan Agreement and so long as any Bond is outstanding, it will maintain its corporate existence, will continue to be a corporation in good standing under the laws of the State, will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another legal entity or permit one or more other legal entities (other than one or more subsidiaries of the Company) to consolidate with or merge into it, or sell or otherwise transfer to another legal entity all or substantially all its assets as an entirety and dissolve, unless the Company's actions shall be permitted under the terms of the Insurance Agreement and (a) in the case of any merger or consolidation, the Company is the surviving corporation, or (b)(i) the surviving, resulting or transferee legal entity is organized and existing under the laws of the United States, a state thereof or the District of Columbia, and (if not the Company) assumes in writing all the obligations of the Company under this Loan Agreement, the Mortgage and the First Mortgage Bonds and (ii) no event which constitutes, or which with the giving of notice or the lapse of time or both would constitute an Event of Default shall have occurred and be continuing immediately after such merger, consolidation or transfer."

          (b) The last sentence of Section 6.2 of the Original Agreement is hereby amended to read as follows:

                         "A  copy of each  such  report,  as well as each of its
                    quarterly reports to shareholders, will be filed with the Issuer and the Bond Insurer."

          (c) The second paragraph of Section 6.5 of the Original Agreement is hereby amended to read as follows:

                         "The Company  covenants  and agrees to notify  promptly
                    the Trustee, the Issuer and the Bond Insurer of the occurrence of any event of which the Company has notice and which event would require the Company to prepay the amounts due hereunder because of a redemption upon a determination of taxability."

          (d)  Section 6.7 of the Original Agreement is hereby deleted.

          (e) Section 6.8 is hereby added to the Original Agreement to read as follows:

                         "Section  6.8.  Purchase of Bonds by the  Company.  The
                    Company shall not purchase or otherwise acquire Bonds without the prior written consent of the Bond Insurer unless the Company redeems or cancels such Bonds on the day of any such purchase."

     Section  2.04.   Amendment  to  Section 8.1  of  the  Original   Agreement.
Section 8.1 of the Original Agreement is hereby amended to read as follows:

                    "The Company may assign its rights and obligations under this Loan Agreement with the prior written consent of the Issuer and the Bond Insurer, but no assignment will relieve the Company from primary liability for any obligations under this Loan Agreement."

     Section 2.05. Amendments to Article IX of the Original Agreement. (a) The first paragraph of Section 9.1 of the Original Agreement is hereby amended to read as follows:

                         "Whenever  any Event of Default under the Indenture has
                    occurred and is continuing, the Trustee may, with the consent of the Bond Insurer and shall, upon direction of the Bond Insurer, take whatever action may appear necessary or desirable to collect the payments then due and to become due or to enforce performance of any agreement of the Company in this Loan Agreement or in the First Mortgage Bonds."

          (b) The last paragraph of Section 9.1 of the Original Agreement is hereby amended to read as follows:

                         "Except  as  may   otherwise  be  provided   under  the
                    Mortgage, nothing in this Loan Agreement shall be construed to permit the Issuer, the Trustee, any Bondholder or any receiver in any proceeding brought under the Indenture to take possession of or exclude the Company from possession of the Project by reason of the occurrence of an Event of Default."

          (c) Section 9.2 of the Original Agreement is hereby amended to read as follows:

                         "Section 9.2.  Delay Not Waiver;  Remedies.  A delay or
                    omission by the Issuer, the Bond Insurer or the Trustee in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative."

     Section 2.06.   Amendments   to  Article  X  of  the  Original   Agreement.
(a) Section 10.4 of the Original Agreement is hereby amended to read as follows:

                         "After the issuance of the Bonds,  this Loan  Agreement
                    may not be effectively amended or terminated without the written consent of the Trustee, the Bond Insurer and the Tender Agent and in accordance with the provisions of the Indenture."

          (b) Section 10.10 is hereby added to the end of Article X of the Original Agreement to read as follows:

                         "Section 10.10.   Third  Party  Beneficiary.  The  Bond
                    Insurer  is  a  third   party   beneficiary   of  this  Loan
                    Agreement."


                                   Article III

                                  Miscellaneous

     Section 3.01. Agreement Confirmed. Except as amended by this First Amendment, all of the provisions of the Original Agreement shall remain in full force and effect, and from and after the effective date of this First Amendment shall be deemed to have been amended as herein set forth.

     Section 3.02. Severability. If any provision of this First Amendment shall be held or deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions or in all jurisdictions, or in all cases because it conflicts with any other provision or provisions hereof or any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatever.

     Section 3.03. Counterparts. This First Amendment may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     Section 3.04. Applicable Provisions of Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of Missouri.

     Section 3.05. Effective Date. This First Amendment shall become effective on the date the Trustee has received the consent of the Trustee to the execution hereof.

     In Witness Whereof, the Issuer and the Company have caused this First Amendment to be executed in their respective corporate names, and the Issuer has caused its seal to be hereunto affixed and attested by its duly authorized officer, all as of the date first above written.

                                          State Environmental Improvement and
                                            Energy Resources Authority



                                          By: /s/ Charles D. Banks
                                             -----------------------------------
                                                         Chairman

[Seal]

Attest:


By: /s/ Deron L. Cherry
   ----------------------------------
               Secretary

                                          Union Electric Company, dba AmerenUE



                                          By: /s/ Jerre E. Birdsong
                                             -----------------------------------
                                            Title:  Vice President and Treasurer

                             Consent of the Trustee

     Pursuant to Section 10.4 of the Loan Agreement between the State Environmental Improvement and Energy Resources Authority of the State of Missouri (the "Issuer") and Union Electric Company dba AmerenUE (the "Company"), dated as of December 1, 1992, UMB Bank & Trust, N.A., successor to State Street Bank and Trust Company of Missouri, N.A., as Trustee, hereby consents to the execution and delivery of the First Amendment to Loan Agreement dated as of February 1, 2004 between the Issuer and the Company.

                                        UUMB Bank & Trust, N.A., successor to
                                          State Street Bank and Trust Company of
                                          Missouri, N.A.



                                        By: /s/ R. A. Dengler
                                           -------------------------------------
                                           Its  Authorized Officer

Date:  March 26, 2004